PR Contact Adam Handelsman Lippert/Heilshorn & Associates ahandelsman@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Fourth Quarter Results

NEW YORK, March 15, 2010 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the fourth quarter ended December 31, 2009.

Revenue for the fourth quarter was $24.2 million compared to $27.0 million for the same period in 2008. EBITDA (earnings before interest, taxes, depreciation and amortization) for the fourth quarter of 2009 was a loss of $1.0 million compared to earnings of $0.1 million last year, and EBITDAS (EBITDA before stock based compensation) for the fourth quarter of 2009 was a loss of $0.2 million compared to earnings of $1.3 million last year. Operating loss for the quarter was $1.8 million compared to $1.0 million for the fourth quarter of last year. Net loss for the fourth quarter of 2009, after a deferred income tax provision of $0.5 million, was $2.3 million, or $0.17 per share, compared to $1.2 million, or $0.12 per share, for the fourth quarter of 2008.

The company has retained Needham & Company, LLC to assess strategic and financial alternatives for maximizing shareholder value.  In connection with the evaluation of various strategic alternatives, the company has incurred $0.7 million in investment banking, legal and accounting expenses during the quarter.

For the year ended December 31, 2009, GlobalOptions reported revenue of $102.1 million, versus $104.2 million for the same period last year.  EBITDA for 2009 was a loss of $0.9 million compared to a loss of $3.2 million for 2008.  EBITDAS for 2009 was $1.9 million compared to $1.0 million for 2008. The operating loss was $4.3 million for 2009 compared to $7.6 million for 2008.  Net loss for the period, after a deferred income tax provision of $0.5 million, was $5.3 million, or $0.41 per share, versus a net loss of $8.0 million, or $0.81 per share, for 2008.

“We made great strides in improving our EBITDAS in 2009 while losing some ground on the top line,” said Dr. Harvey Schiller, Chairman and CEO of GlobalOptions Group.  “For example, our total company EBITDAS improved by $0.9 million despite the revenue challenges, through deliberate efforts to streamline back office operations and improve productivity.  In addition, our Bode Technology unit had a record year, exceeding the annual revenue produced by that unit for each of the past 3 years.

“The actions we have taken to broaden our revenue base, streamline the company’s operations, improve efficiencies and reduce discretionary expenses position the company to drive further EBITDAS growth in 2010. In terms of revenue, we expect to begin generating a return on the investments we have made in technology-based solutions, including GlobalTrak 3.0™ and its newest features, Rapid Data and Rapid Video, as clients contract for these solutions in 2010. We also expect to generate a return on our investment in the GlobalOptions Executive Forum, held in early March, in the form of new client additions and expanded client relationships. Our business units have established leadership positions in the fields of emergency preparedness and risk management and solid client bases upon which to expand.”

Added Schiller, “For the past several months, we have been examining our mix of businesses with a view towards determining an optimal strategy for generating the highest returns to our shareholders.  Based on the results of the analysis conducted by our financial advisors, there are indications that the underlying stand-alone value of GlobalOptions’ business units may exceed the current market value of the company’s trading common stock. We are continuing to explore with our financial advisors possible ways to unlock the value of GlobalOptions and maximize shareholder value while continuing to invest in our core business to drive future value.”

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures.  EBITDA is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment, interest expense (income), net, and income tax provision.  EBITDAS is determined by taking EBITDA and then adding back stock based compensation expense.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results.  These metrics are an integral part of the Company’s internal reporting to measure operations of the company and the performance of senior management.  A reconciliation to comparable GAAP measures is available in the accompanying schedule.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on March 15, 2010 for the fourth quarter ended December 31, 2009.  During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the company’s quarterly performance and financial results.  The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID # 55572577.  The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world.  We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations.  In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through four business units: Preparedness Services; Fraud and Special Investigations Unit Services; Security Consulting and Investigations; and International Strategies.  Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s' filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

	December 31,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$3,221	$5,276
Accounts receivable, net	19,632	27,485
Inventories, net	3,354	2,522
Prepaid expenses and other current assets	840	862

Total current assets	27,047	36,145

Property and equipment, net	6,994	5,834
Intangible assets, net	4,268	5,981
Goodwill	19,968	19,968
Security deposits and other assets	537	553

Total assets	$58,814	$68,481

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$2,163	$7,093
Notes payable	-	400
Accounts payable	3,565	6,199
Deferred revenues	590	585
Accrued compensation and related benefits	3,643	3,155
Other current liabilities	1,730	1,966

Total current liabilities	11,691	19,398

Long-term liabilities:
Deferred tax obligation	511	-
Other long-term obligations	789	838
Total long-term liabilities	1,300	838

Total liabilities	12,991	20,236

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized, no shares issued or outstanding	-	-
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, dividends do not accrue, no anti-dilution protection, 0 and 55,388.37 shares issued and outstanding, convertible into 0 and 3,692,743 shares of common stock at December 31, 2009 and 2008, respectively, liquidation preference of $0.001 per share or $0.	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 14,472,363 shares issued and 14,348,469 shares outstanding at December 31, 2009, and 10,486,935 shares issued and 10,379,868 shares outstanding at December 31, 2008	14	10
Additional paid-in capital	111,909	108,989
Accumulated deficit	(65,857)	(60,546)
Treasury stock; at cost, 123,894 and 107,067 at December 31, 2009 and December 31, 2008, respectively	(243)	(208)
Total stockholders' equity	45,823	48,245
Total liabilities and stockholders' equity	$58,814	$68,481

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008

Revenues	$24,181	$26,946	$102,130	$104,187

Cost of revenues	13,334	15,590	57,367	59,939
Gross profit	10,847	11,356	44,763	44,248

Operating expenses:

Selling and marketing	2,990	3,130	12,455	11,504

General and administrative	9,633	9,245	36,568	40,348

Total operating expenses	12,623	12,375	49,023	51,852

Loss from operations	(1,776)	(1,019)	(4,260)	(7,604)

Other income (expense):

Interest income	2	3	12	27

Interest (expense)	(55)	(181)	(552)	(379)

Other expense, net	(53)	(178)	(540)	(352)

Loss before income taxes	$(1,829)	$(1,197)	$(4,800)	$(7,956)

Income tax provision	511		511
Net loss	$(2,340)	$(1,197)	$(5,311)	$(7,956)

Basic and diluted net loss per share	$(0.17)	$(0.12)	$(0.41)	$(0.81)

Weighted average number of common shares outstanding - basic and diluted	13,831,486	9,871,121	12,870,729	9,834,069

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008

EBITDA, EBITDAS

Net Loss (GAAP)	$(2,340)	$(1,197)	$(5,311)	$(7,956)
Add back the items:
Depreciation and amortization of property and equipment	466	370	1,634	1,407
Amortization of intangible assets	343	735	1,718	2,959
Interest (income) expense, net	53	178	540	352
Income tax provision	511	-	511	-
EBITDA	$(967)	$86	$(908)	$(3,238)
Add back:
Stock-based compensation expense	745	1,237	2,831	4,258
EBITDAS	$(222)	$1,323	$1,923	$1,020

EBITDA, EBITDAS - Before One-Time Charges

Net Loss (GAAP)	$(2,340)	$(1,197)	$(5,311)	$(7,956)
One-Time Charges:
Strategic Expenses	670	-	886	-
Restructuring	622	601	668	601
Stock-based Compensation - James Lee Witt Earn-Out	-	720	-	720
Net Income (Loss) Before One-Time Charges	$(1,048)	$124	$(3,757)	$(6,635)
Add back the items:
Depreciation and amortization of property and equipment	466	370	1,634	1,407
Amortizations of intangible assets	343	735	1,718	2,959
Interest (income) expense, net	53	178	540	352
Income tax provision	511	-	511	-
EBITDA - Before One-Time Charges	$325	$1,407	$646	$(1,917)
Add back:
Stock-based compensation expense - Not Included in One-Time Charges	745	517	2,831	3,538
EBITDAS - Before One-Time Charges	$1,070	$1,924	$3,477	$1,621